UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2026

Vistance Networks, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36146	27-4332098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 Telecom Parkway Richardson, Texas		75082
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 952-9700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VISN	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. Entry into a Material Definitive Agreement.

The information required by this item is included in Item 2.03 below and is incorporated herein by reference.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Revolving Credit Agreement

On April 7, 2026 (the “Closing Date”), Vistance Networks, Inc. (the “Company”), its direct wholly owned subsidiary, Vistance Networks Holdings, LLC (the “Borrower”), and certain of the Borrower’s direct and indirect wholly owned U.S. subsidiaries entered into a revolving credit agreement with Citibank, N.A., as administrative agent and collateral agent, and the other lenders party thereto (the “Revolving Credit Agreement”) providing for a senior secured asset-based revolving credit facility (the “Revolving Credit Facility”) available to the Borrower and certain of its U.S. subsidiaries designated as co-borrowers therein (the Borrower and such subsidiaries, collectively, the “Revolver Borrowers”) in an aggregate principal amount of up to $300 million (of which up to $100 million is available for letters of credit), subject to borrowing base availability.

Subject to certain conditions, the Revolving Credit Facility, without the consent of the then-existing lenders (but subject to the receipt of commitments), may be increased (or a last-out incremental revolving facility added) by up to $150 million in incremental revolving commitments.

Borrowings under the Revolving Credit Facility may be used to fund working capital and for other general corporate purposes of the Borrower and its restricted subsidiaries. Amounts borrowed under the Revolving Credit Facility may be repaid and reborrowed from time to time. The entire outstanding principal amount (if any) of the Revolving Credit Facility is due and payable at maturity thereof. The Revolving Credit Facility is scheduled to mature on April 7, 2031.

The borrowing base under the Revolving Credit Facility includes components based on certain eligible accounts receivable and eligible inventory of the Revolver Borrowers located in the United States and Mexico, subject to certain limitations, reserves and eligibility criteria. Borrowings under the Revolving Credit Facility will bear interest at a floating rate per annum, which can be, at the option of the Revolver Borrowers, either (1) a term-SOFR based rate (“Term SOFR”), subject to a 0.00% floor, plus an applicable margin of 1.25% to 1.50%, or (2) an alternate base rate (which is equal to the greatest of (a) the then-current federal funds rate set by the Federal Reserve Bank of New York plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the administrative agent as its “prime rate” and (c) one-month Term SOFR plus 1.00%), subject to a 0.00% floor, plus an applicable margin of 0.25% to 0.50%. The applicable margin will be determined based on the average daily excess availability under the Revolving Credit Facility.

In addition, the Revolving Credit Facility provides for (i) a quarterly unused line fee on the unused portion of the Revolving Credit Facility, at a rate per annum of 0.25% to 0.375%, determined based on the average daily utilization of the Revolving Credit Facility; and (ii) certain customary letter of credit fees, agency fees and other customary fees and expenses of the lenders and agents thereunder.

The obligations of each Revolver Borrower under the Revolving Credit Facility are guaranteed by the Company, the other Revolver Borrowers and certain of the Borrower’s direct and indirect wholly owned U.S. subsidiaries, subject to certain customary exceptions (collectively the “Subsidiary Guarantors”). The Revolving Credit Facility is secured by a lien on substantially all of the assets of the Company, the Revolver Borrowers and the Subsidiary Guarantors, subject to permitted liens and certain customary exceptions.

The Revolving Credit Agreement contains customary mandatory prepayment provisions. In addition, the Revolving Credit Agreement contains customary representations and warranties, affirmative and negative covenants, including, but not limited to, restrictions on the ability of the Company and its restricted subsidiaries to merge and consolidate with other companies, incur indebtedness, grant liens or security interests on assets, make acquisitions, loans, advances or investments, pay dividends, sell or otherwise transfer assets, optionally prepay or modify terms of any junior indebtedness, enter into transactions with affiliates or change line of business. The Revolving Credit Facility is subject to a springing financial covenant, which requires the maintenance of a minimum Covenant Fixed Charge Coverage Ratio (as defined in the Revolving Credit Agreement) of 1.00 to 1.00, tested quarterly, as of the end of any fiscal quarter when excess availability is less than a threshold amount equal to the greater of (x) $30 million and (y) 10% of the lesser of (i) the aggregate amount of the commitments in respect of the Revolving Credit Facility in effect at such time and (ii) the borrowing base at such time.

The Revolving Credit Facility provides that, upon the occurrence of certain events of default and subject to customary grace periods, the obligations thereunder may be accelerated and the lending commitments terminated. Such events of default include payment defaults to the lenders thereunder, material inaccuracies of representations and warranties, covenant defaults, cross-defaults to other material indebtedness, voluntary and involuntary bankruptcy proceedings, material money judgments, material pension-plan events, certain change of control events and other customary events of default.

The foregoing description of the Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolving Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit.	Description.
10.1*

Revolving Credit Agreement, dated as of April 7, 2026, by and among Vistance Networks Holdings, LLC, as a borrower, certain the subsidiaries of Vistance Networks Holdings, LLC, as co-borrowers Vistance Networks, Inc., as holdings, the lenders party thereto, and Citibank, N.A. (“Citi”), as administrative agent and collateral agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and exhibits have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April X, 2026		Vistance Networks, Inc.

	By:	/s/ Kyle D. Lorentzen
		Name:	Kyle D. Lorentzen
		Title:	Executive Vice President and
Chief Financial Officer